                                                                    Exhibit (4)C

                   UNITED STATES LEASING INTERNATIONAL, INC.



                                       to


                THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION),
                                                                        Trustee





                                     SECOND
                                  SUPPLEMENTAL
                                   INDENTURE





                          Dated as of December 1, 1988

                 THIS SECOND SUPPLEMENTAL INDENTURE, dated as of December 1, 1988, is entered into between UNITED STATES LEASING INTERNATIONAL, INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Corporation"), and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), Trustee, a national banking association duly organized and existing under the laws of the United States (hereinafter called the "Trustee").

                                  WITNESSETH:

                 WHEREAS, United States Leasing International, Inc., has heretofore executed and delivered to the Trustee a certain Indenture, dated as of January 15, 1986, as supplemented by the First Supplemental Indenture dated as of October 27, 1986 (hereinafter called the "Indenture"), providing for the issuance from time to time of one or more series of Securities (such terms and all other capitalized terms used but not defined in this Second Supplemental Indenture having the meanings assigned them in the Indenture);

                 WHEREAS, the Corporation desires and has requested the Trustee to join with it in the execution and delivery of this Second Supplemental Indenture in order to amend the Indenture as set forth herein;

                 WHEREAS, Section 901(4) of the Indenture provides that a supplemental indenture may be entered into by the Corporation and the Trustee without the consent of any Securityholders to add to, change or eliminate any of the provisions of the Indenture which addition, change or elimination shall not materially adversely affect the interests of the holders of the Securities Outstanding;

                 WHEREAS, the Corporation has furnished the Trustee with an Opinion of Counsel complying with the requirements of Sections 903 of the Indenture and stating that all conditions precedent provided for in the Indenture with respect to the entering into of this Second Supplemental Indenture have been complied with; and

                 WHEREAS, all things have been done which are necessary to make this Second Supplemental Indenture a valid agreement of the Corporation and the Trustee and a valid amendment of and supplement to the Indenture.

                 NOW THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

                 In consideration of the premises and of the purchase of the Securities by the holders thereof, it is mutually covenanted and agreed for the equal and proportionate benefit of the respective holders from time to time of the Securities that the Indenture shall be amended with respect to each series of Securities issued after the date hereof as follows:

                 1. Section 101 of the Indenture is hereby amended to add the following definitions:

                 "'Designated Currency' has the meaning specified in Section
312.

                 'Dollar' or '$' means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                 'ECU' means the European Currency Unit as defined and revised from time to time by the Council of the European Communities.

                 'European Communities' means the European Economic Community, the European Coal and Steel Community and the European Atomic Energy Community.

                 'Exchange Rate' shall have the meaning specified as contemplated in Section 301.

                 'Exchange Rate Agent' shall have the meaning specified as contemplated in Section 301.

                 'Exchange Rate Officer's Certificate', with respect to any date for the payment of principal of (and premium, if any) and interest on any series of Securities, means a certificate setting forth the applicable Exchange Rate and the amounts payable in Dollars and Foreign Currencies in respect of the principal of (and premium, if any) and interest on Securities denominated in ECU, and other composite currency or Foreign Currency, and signed by the Chairman of the Board, the President, the Treasurer or any Assistant Treasurer of the Company or the Exchange Rate Agent appointed pursuant to Section 301 and delivered to the Trustee.

                 'Foreign Currency' means a currency issued by the government of any country other than the United States of America.

                 'London Banking Day' means any day on which dealings in deposits in Dollars are transacted in the London interbank market.

                 'U.S. Government Obligations' means direct obligations of the United States for the timely payment of which its full faith and credit is pledged, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States."

                 2. Section 101 of the Indenture is hereby amended to change the definition of "Business Day" to read as follows:

                 "'Business Day' means, except as may otherwise be specified pursuant to Section 301 for Securities of any series, any day, other than a Saturday or Sunday, that meets each of the following applicable requirements: the day is (a) not a day on which banking institutions are authorized or required by law or regulation to be closed in
(i) The City of New York, or (ii) with respect to the payment of any Securities, the place where such Securities is presented for payment, and (b) if the Security is denominated in a Specified Currency other than Dollars, (i) not a day on which banking institutions are authorized or required by law or regulation to close in the financial center of the country issuing the Specified Currency (which, in the case of ECU, shall be London and Luxembourg City, Luxembourg) and (ii) a day on which banking institutions in such financial center are carrying out transactions in such Specified Currency, and
(c) with respect to Securities bearing interest at a rate determined by reference to the London interbank offered rate, a London Banking Day."

                 3. The second paragraph of Section 301 of the Indenture is hereby amended to delete the "and" at the end of subparagraph (11); to delete the period and insert "; and" at the end of subparagraph (12) and to add the following subparagraphs after subparagraph (12):

                          "13)    the currency or currencies of denomination of
the Securities of any series, which may be in Dollars, any Foreign Currency or any composite currency, including but not limited to the ECU, and, if any such currency of denomination is a composite currency other than the ECU, the agency or organization, if any, responsible for overseeing such composite currency;

                          14)     the currency or currencies in which payment
of the principal of (and premium, if any) and interest on the Securities will be made, the currency or currencies, if any, in which payment of the principal of (and premium, if any) or the interest on Securities, at the election of each of the Holders thereof, may also be payable and the periods within which and the terms and conditions upon which such election is to be made and the Exchange Rate and Exchange Rate Agent;

                          15)     if the amount of payments of principal of
(and premium, if any) or interest on the Securities of the series may be determined with reference to an index based on a currency or currencies other than that in which the Securities are denominated or designated to be payable, the manner in which such amounts shall be determined;

                          16)      if payments of principal of (and premium, if
any) or interest on the Securities of the series are to be made in a Foreign Currency other than the currency in which such Securities are denominated, the manner in which the Exchange Rate with respect to such payments shall be determined; and

                          17)     the terms and conditions, if any, pursuant to
which the Company's obligations under this Indenture may be terminated through the deposit of money or U.S. Government

Obligations as provided in Article 14."

        4.       Article III of the Indenture is hereby amended by adding a
Section 311 which shall read in full as follows:

                 "SECTION 311.    Judgments.

                 The Corporation may provide, pursuant to Section 301, for the Securities of any series that (a) the obligation, if any, of the Corporation to pay the principal of (and premium, if any) and interest on the Securities of any series in a Foreign Currency, composite currency or Dollars (the "Designated Currency") as may be specified pursuant to Section 301 is of the essence and agrees that, to the fullest extent possible under applicable law and except as may otherwise be specified as contemplated in Section 301, judgments in respect of such Securities shall be given in the Designated Currency; (b) the obligation of the Corporation to make payments in the Designated Currency of the principal of (and premium, if any) and interest on such Securities shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the Designated Currency that the Holder receiving such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and cost of exchange) in the country of issue of the Designated Currency in the case of Foreign Currency or Dollars or in the international banking community in the case of a composite currency on the Business Day immediately following the day on which such Holder receives such payment; (c) if the amount in the Designated Currency that may be so purchased for any reason falls short of the amount originally due, the Corporation shall pay such additional amounts as may be necessary to compensate for such shortfall; and (d) any obligation of the Corporation not discharged by such payment shall be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect."

        5. Section 506 of the Indenture is hereby amended by restating the second subparagraph thereof to read in full as follows:

                 "SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities, in respect of which or for the benefit of which such money has been collected ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively. The Holders of each series of Securities denominated in ECU, any other composite currency or a Foreign Currency and any matured coupons relating thereto shall be entitled to receive a ratable portion of the amount determined by the Exchange Rate Agent by converting the principal amount Outstanding of such series of Securities and matured but unpaid interest on such series of Securities in the currency in which such series of Securities is denominated into Dollars at the Exchange
Rate as of the date of declaration of acceleration of the Maturity of the Securities."

                 6. Section 1005(a) of the Indenture is hereby amended by deleting the "and" at the end of subparagraph ('9) and all of subparagraph (10) and by adding the following:

                          "(10) any lease of Property, real or personal, in
which the Corporation is the lessee other than a lease that is a part of a sale and leaseback transaction not entered into in the ordinary course of business;

                          (11)    the rights of set-off and banker's liens and
similar rights granted or confirmed to holders of Indebtedness of the Corporation;

                          (12)    Liens on any Property, tangible or
intangible, real or personal, existing at the time of acquisition of such Property (including acquisition through merger or consolidation);

                          (13)    exclusive of any other Lien permitted in
subsections (1) through (12) of this Section 1005(a), other Liens, provided that the outstanding aggregate principal amount of the Indebtedness of the Company secured by all such other Liens shall not at any time exceed an amount equal to 5% of the total assets of the Corporation and its consolidated Subsidiaries after deducting their intangible assets, all determined on a consolidated basis in accordance with generally accepted accounting principles, consistently applied; and

                          (14)    any extension, renewal or replacement (or
successive extensions, renewals or replacements), in whole or in part, of any Lien or Liens referred to in subsections (1) through (13) of this Section 1005(a); provided, however, that such extension, renewal or replacement Lien shall be limited to all or a part of the same Property that secured the Lien or Liens extended, renewed or replaced (plus improvements on such property)."

                 7. A new Article Fourteen is hereby added to the Indenture which shall read in full as follows:

                               "ARTICLE FOURTEEN

                       Defeasance and Covenant Defeasance

Section 1401. Applicability of Article; Corporation's Option to Effect Defeasance or Covenant Defeasance.

        If the Corporation elects, pursuant to Section 301, to permit the application of either or both of (a) defeasance of the

Securities of a series under Section 1402 or (b) covenant defeasance of the Securities of a series under Section 1403, then the provision of such Section or Sections, as the case may be, together with the other provisions of this Article Fourteen, shall be applicable to the Securities of such series, and the Corporation may at its option by Board Resolution, at any time, with respect to the Securities of such series, elect to have either Section 1402 (if applicable) or Section 1403 (if applicable) be applied to the Outstanding Securities of such series upon compliance with the conditions set forth below in this Article Fourteen.

Section 1402.  Defeasance and Discharge.

                 Upon the Corporation's exercise of its option to effect a defeasance of the Securities of a series pursuant to this Section, the Corporation shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities of such series on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Corporation shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such series and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Corporation, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities of such series to receive, solely from the trust fund described in Section 1404 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when such payments are due, (B) the Corporation's obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder and (D) this Article Fourteen. Subject to compliance with this Article Fourteen, the Corporation may exercise its option under this Section 1402 notwithstanding the prior exercise of its option under Section 1403 with respect to the Securities of such series.

Section 1403.  Covenant Defeasance.

                 Upon the Corporation's exercise of its option to effect a covenant defeasance of the Securities of a series pursuant to this Section, the Corporation shall be released from its obligations under Section 1005 with respect to the Outstanding Securities of such series on and after the date the conditions set forth below are satisfied (hereinafter, covenant defeasance"). For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities of such series, the Corporation may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

Section 1404.  Conditions to Defeasance or Covenant Defeasance.

                 The following shall be the conditions to application of either
Section 1402 or Section 1403 to the Outstanding Securities of a series:

                          (1) The Corporation shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of and any premium and each installment of principal of and any premium and interest on the Outstanding Securities of such series on the Stated Maturity of such principal or installment of principal or interest; (ii) any mandatory sinking fund payments or analogous payments applicable to the Outstanding Securities of such series on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities and (iii) any amounts that may be payable at the option of the Holder on any Repayment Date;

                          (2) Such defeasance or covenant defeasance shall not cause the Trustee for the Securities of such series to have a conflicting interest as defined in Section 608 and for purposes of the Trust Indenture Act with respect to any securities of the Corporation;

                          (3) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Corporation is a party or by which it is bound;

                          (4) Such defeasance or covenant defeasance shall not cause any Securities of such series then listed on any registered national securities exchange under the

                 Securities Exchange Act of 1934, as amended, to be delisted;

                          (5) In the case of an election under Section 1402, the Corporation shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Corporation has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                          (6) In the case of an election under Section 1403, the Corporation shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

                          (7) Such defeasance or covenant defeasance shall be effected in compliance with any additional terms, conditions or limitations which may be imposed on the Corporation in connection therewith pursuant to Section 301;

                          (8) The Corporation shall have delivered to the trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1402 or the covenant defeasance under Section 1403 (as the case may be) have been complied with; and

                          (9) In the case of an election under Section 1402, no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit or at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

Section 1405. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

                 Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee collectively, for purposes of this Section 1405, the "Trustee") pursuant to Section 1404 in respect of the Outstanding Securities of such series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Corporation acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but such money need not be segregated from other funds except to the extent required by law.

                 The Corporation shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities of such series.

                 Anything in this Article Fourteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Corporation from time to time upon Corporation Request any money or U.S. Government Obligations held by it as provided in Section 1404 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

                 IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                        UNITED STATES LEASING INTERNATIONAL,INC.


                                        By:     /s/      D.E. Mundell


                                        By:     /s/      Lynn K. Ducken

Attest:  /s/     Kathleen H. Dunbar
        Assistant Secretary


(SEAL)

                          THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION)



                          By:     /s/      R.A. DeSorbo
                                          Vice President


Attest:  /s/     R.J. Halleran
         Assistant Secretary


(SEAL)


STATE OF CALIFORNIA       )
COUNTY OF SAN FRANCISCO   )       ss.

         On the 9th day of December, 1988, before me, a Notary Public in and for said County and State, personally appeared D.E. Mundell, and L.K. Ducken, known to me to be the Chairman and Vice President-Treasurer of United States Leasing International, Inc., one of the corporations described in and which executed the foregoing instrument, and known to me to be the persons who executed the within instrument on behalf of United States Leasing International, Inc.; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; and that she acknowledged to me that United States Leasing International, Inc. executed the within instrument pursuant to its bylaws or a resolution of its board of directors.

                                           Witness my hand and official seal.

                                           /s/      Karen E. Billow

                                           Notary Public in and for said County
                                           and State

Serrated edges around the following text:
(STATE)  Official Seal
(SEAL )  KAREN E. BILLOW
         Notary Public - California
         San Francisco County
         My Commission Expires Mar. 8, 1992

STATE OF NEW YORK                 )
CITY AND COUNTY OF NEW YORK       )        ss.

         On the 12th day of December 1988, before me, a Notary Public in and for said County and State, Notary Public in and for said County and State, personally appeared R.A. DeSorbo, known to me to be a Vice President of the Chase Manhattan Bank (National Association), one of the corporations described in and which executed the foregoing instrument, and known to me to be the person who executed the within instrument on behalf of The Chase Manhattan Bank (National Association); that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; and that he acknowledged to me that The Chase manhattan Bank (National Association) executed the within instrument pursuant to its bylaws or a resolution of its board of directors.

                                        Witness my hand and official seal.

                                        /s/      Delia K. Benjamin

                                        Notary Public in and for said County
                                        and State

                                                 DELIA K. BENJAMIN
                                          Notary Public, State of New York
                                                   No. 24-46596671
                                          Qualified in Kings County
                                          Certificate Filed in New York
                                          Commission Expires April 30, 1989